Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ACE Limited on Form S-3 (Nos. 333-130378, 333-118722, 333-78841, 333-60985 and 333-88482), S-4 (No. 333-90927) and Form S-8 (Nos. 333-116532, 33-86146, 333-1400, 333-1402, 333-1404, 333-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038, 333-86102 and 333-103701) of our report dated March 16, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

March 16, 2006